Exhibit 23.1

[On BKD letterhead]

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report, dated March 10, 2008, on our audits of the consolidated financial statements as of December 31, 2007 and 2006 and for the years ended December 31, 2007, 2006 and 2005, which report appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BKD, LLP
Indianapolis, Indiana
January 12, 2009